UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2009
Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2009, InPlay Technologies, Inc. (the “Company”) received a Nasdaq Staff Deliquency Compliance Plan Alert letter advising the Company that since it has not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, it no longer complies with Nasdaq Marketplace Rule 4310(c)(14) for continued listing. Under Nasdaq rules, the Company now has 60 calendar days from the date of the letter to file a plan to regain compliance, and if the plan is accepted, Nasdaq can grant up to 180 calendar days from the filing’s due date, or until September 28, 2009, to regain compliance.

On April 14, 2009, the Company issued a press release announcing receipt of the April 2, 2009 letter. The press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibit(s)

99.1     Press release from InPlay Technologies, Inc., dated April 14, 2009, entitled “InPlay Technologies Receives Nasdaq Letter Regarding Form 10-K Filing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date:	April 14, 2009	By:	/s/ Mark R. Sokolowski
Mark R. Sokolowski
Chief Financial Officer